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Exhibit (n)(1)


                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]




                                 April 30, 2003

Board of Directors

Canada Life Insurance Company of America
Canada Life of America Variable Life Account 1
6201 Powers Ferry Road, NW
Atlanta, GA 30339

Ladies and Gentlemen:

            We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File Nos. 333-100569; 811-09667) filed by Canada Life Insurance Company of America and Canada Life of America Variable Life Account 1 with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP


                                                By:  /s/ Mary Jane Wilson-Bilik
                                                    ----------------------------
                                                         Mary Jane Wilson-Bilik



cc:    Craig Edwards, Esq.